UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2020

BLUE RIDGE BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-39165	54-1470908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1807 Seminole Trail Charlottesville, Virginia		22901
(Address of principal executive offices)		54-1470908

Registrant’s telephone number, including area code: (540) 743-6521

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BRBS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors (the “Audit Committee”) of Blue Ridge Bankshares, Inc. (the “Company”) recently completed a process to determine which audit firm would serve as the Company’s independent registered public accounting firm. Brown Edwards & Company, LLP (“BE”) was invited to participate and participated in the process. On September 16, 2020, the Company, with the approval of the Audit Committee, notified BE that BE was being dismissed as the Company’s independent registered public accounting firm, effective immediately following the filing of the Form 10-Q for the quarter ending September 30, 2020. BE will continue to serve as the Company’s independent registered public accounting firm until that time.

The audit reports of BE on the consolidated financial statements of the Company as of and for the years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2019 and 2018 and from January 1, 2020 through September 16, 2020, (i) there were no disagreements with BE on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to BE’s satisfaction, would have caused BE to make reference in connection to their opinion to the subject matter of the disagreement and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided BE with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”). The Company requested that BE furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of BE’s letter dated September 22, 2020 is filed as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm

Additionally, based on the Audit Committee’s approval, on September 16, 2020, the Company selected Elliott Davis, PLLC (“ED”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, effective immediately following the filing of the Form 10-Q for the quarter ending September 30, 2020.

During the two most recent fiscal years ended December 31, 2019 and 2018 and from January 1, 2020 through September 16, 2020, neither the Company nor anyone on its behalf consulted ED regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that ED concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. During the two most recent fiscal years ended December 31, 2019 and 2018 and from January 1, 2020 through September 16, 2020, neither the Company nor anyone on its behalf consulted ED regarding any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Brown Edwards & Company, LLP dated September 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.
(Registrant)

Date:	September 22, 2020	By:	/s/ Amanda G. Story
Amanda G. Story
Chief Financial Officer